As filed with the Securities and Exchange Commission on November 15, 2013

Registration No. 333-61440

Registration No. 333-88230

Registration No. 333-86012

Registration No. 333-69254

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3 on Form S-8 to Form S-4 Registration Statement No. 333-61440

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-88230

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-86012

Post-Effective Amendment No. 3 to Form S-8 Registration Statement No. 333-69254

UNDER THE SECURITIES ACT OF 1933

AmerisourceBergen Corporation

(Exact name of registrant as specified in its charter)

Delaware	23-3079390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Morris Drive, Chesterbrook, Pennsylvania	19087-5594
(Address of Principal Executive Offices)	(Zip Code)

AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan

PharMerica, Inc. 401(k) Profit Sharing Plan

AmeriSource Health Corporation 2001 Stock Option Plan

AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan

AmeriSource Health Corporation 1999 Stock Option Plan

AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan

AmeriSource Health Corporation 1996 Stock Option Plan

AmeriSource Health Corporation 1996 Non-Employee Directors Stock Option Plan

AmeriSource Health Corporation 1995 Stock Option Plan

Bergen Brunswig Corporation 1999 Management Stock Incentive Plan

Bergen Brunswig Corporation 1999 Non-Employee Directors Stock Plan

Amended and Restated 1989 Stock Incentive Plan of

Bergen Brunswig Corporation and Subsidiary Companies

Pharmerica, Inc. Stock Options

(Full titles of the plans)

John G. Chou

Executive Vice President and General Counsel

AmerisourceBergen Corporation

1300 Morris Drive

Chesterbrook, PA 19087-5594

(Name and address of agent for service)

(610) 727-7000

(Telephone number, including area code, of agent for service)

Copies to:

James W. McKenzie, Jr.
Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Telephone: (215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☑		Accelerated filer ☐

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements of AmerisourceBergen Corporation (the “Registrant”) on Form S-8 (each, a “Registration Statement” and, collectively, the “Registration Statements”):

•

Registration Statement on Form S-4 (File No. 333-61440), which was filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 23, 2001, and which Registration Statement was amended by (i) Post-Effective Amendment No. 1 on Form S-8 to Form S-4 filed by the Registrant with the Commission on September 18, 2001 and which registered 3,140,654 shares of the Registrant’s Common Stock, par value $.01 per share (“Common Stock”), under the AmeriSource Health Corporation 2001 Stock Option Plan and 1,100,000 shares of the Registrant’s Common Stock under the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and (ii) Post-Effective Amendment No. 2 on Form S-8 to Form S-4 filed by the Registrant with the Commission on May 14, 2002 to deregister all of the shares of the Registrant’s Common Stock covered by such Registration Statement then remaining for awards under the AmeriSource Health Corporation 2001 Stock Option Plan;

•

Registration Statement on Form S-8 (File No. 333-88230), which was filed by the Registrant with the Commission on May 14, 2002 and which registered (i) 4,000,000 shares of the Registrant’s Common Stock, to be offered pursuant to the AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan and (ii) 3,694,628 shares of the Registrant’s Common Stock to be offered under the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan;

•

Registration Statement on Form S-8 (File No. 333-86012), which was filed by the Registrant with the Commission on April 11, 2002 and which registered (i) 788,000 shares of the Registrant’s Common Stock to be offered pursuant to the AmerisourceBergen Employee Investment Plan (formerly known as the Amerisource Corporation Employee Investment Plan), (ii) 200,000 shares to be offered pursuant to the Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan, and (iii) 12,000 shares of the Registrant’s Common Stock to be offered pursuant to the PharMerica, Inc. 401(k) Profit Sharing Plan, and which Registration Statement was amended by Post-Effective Amendment No. 1 thereto filed by the Registrant with the Commission on November 6, 2002 to deregister any shares of the Registrant’s Common Stock covered by such Registration Statement which had not been issued to participants in the Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan; and

•

Registration Statement on Form S-8 (File No. 333-69254), which was filed by the Registrant with the Commission on September 10, 2001 and which registered (i) 59,346 shares to be offered pursuant to the AmeriSource Health Corporation 2001 Stock Option Plan, (ii) 225,000 shares to be offered pursuant to the AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan, (iii) 2,691,039 shares to be offered pursuant to the AmeriSource Health Corporation 1999 Stock Option Plan, (iv) 138,000 shares to be offered pursuant to the AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan, (v) 567,800 shares to be offered pursuant to the AmeriSource Health Corporation 1996 Stock Option Plan, (vi) 40,000 shares to be offered pursuant to the AmeriSource Health Corporation 1996 Non-Employee Directors Stock Option Plan, (vii) 70,126 shares to be offered pursuant to the AmeriSource Health Corporation 1995 Stock Option Plan, (viii) 3,189,559.48 shares to be offered pursuant to the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan, (ix) 277,500 shares to be offered pursuant to the Bergen Brunswig Corporation 1999 Non-Employee Directors Stock Plan, (x) 1,583,167.47 shares to be offered pursuant to the Amended and Restated 1989 Stock Incentive Plan of Bergen Brunswig Corporation and Subsidiary Companies and (xi) 106,902.62 shares to be offered

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pursuant to certain Pharmerica, Inc. Stock Options, and which Registration Statement was amended by (i) Post-Effective Amendment No. 1 thereto filed by the Registrant with the Commission on May 14, 2002 to deregister all of the shares of the Registrant’s Common Stock covered by such Registration Statement then remaining available for awards under the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan and (ii) Post-Effective Amendment No. 2 thereto filed by the Registrant with the Commission on November 6, 2002 to deregister all of the shares of the Registrant’s Common Stock covered by such Registration Statement which had not been issued under the AmeriSource Health Corporation 2001 Non-Employee Directors’ Stock Option Plan and the Bergen Brunswig Corporation 1999 Non-Employee Directors’ Plan.

On June 30, 2011, the AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan expired, and effective July 1, 2011, the Registrant adopted the AmerisourceBergen Corporation 2011 Employee Stock Purchase Plan (the “2011 Employee Stock Purchase Plan”). The Registrant filed Registration Statement on Form S-8 (File No. 333-173982) with the Commission on May 6, 2011 to register the offering of shares of the Registrant’s Common Stock under the 2011 Employee Stock Purchase Plan.

In addition, the Registrant has terminated its offering of securities pursuant to the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan, the PharMerica, Inc. 401(k) Profit Sharing Plan and all offerings of the Registrant’s securities pursuant to the Registration Statement on Form S-8 (File No. 333-69254).

In accordance with undertakings made by the Registrant in Part II of each of the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered which remain unsold at the termination of each respective offering, the Registrant hereby removes from registration any and all securities of the Registrant that remain unsold under (i) the Bergen Brunswig Corporation 1999 Management Stock Incentive Plan covered by the Registration Statement on Form S-4 (File No. 333-61440) as amended by Post-Effective Amendment No. 1 on Form S-8 thereto and Post-Effective Amendment No. 2 on Form S-8 thereto, (ii) the AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan covered by the Registration Statement on Form S-8 (File No. 333-88230), (iii) the PharMerica, Inc. 401(k) Profit Sharing Plan covered by the Registration Statement on Form S-8 (File No. 333-86012) and (iv) the Registration Statement on Form S-8 (File No. 333-69254).

The Registration Statement on Form S-8 (File No. 333-88230) remains effective and continues to cover shares of the Registrant’s Common Stock to be offered under the AmerisourceBergen Corporation 2002 Management Stock Incentive Plan, including any additional shares of the Registrant’s Common Stock that have become, or become, issuable thereunder by reason of any stock split, stock dividend, recapitalization or other similar transaction, and the Registration Statement on Form S-8 (File No. 333-86012) remains effective and continues to cover shares of the Registrant’s Common Stock to be offered pursuant to the AmerisourceBergen Employee Investment Plan, including any additional shares of the Registrant’s Common Stock that have become, or become, issuable thereunder by reason of any stock split, stock dividend, recapitalization or other similar transaction. The Registrant hereby terminates the effectiveness of the Registration Statement on Form S-8 (File No. 333-69254).

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on November 14, 2013.

AmerisourceBergen Corporation

	By:	/s/ John G. Chou
Name: John G. Chou
Title: Executive Vice President and General Counsel

Signature	Title		Date

/s/ Steven H. Collis	President, Chief Executive Officer		November 14, 2013
Steven H. Collis	and Director
(Principal Executive Officer)

/s/ Tim G. Guttman	Senior Vice President and Chief		November 14, 2013
Tim G. Guttman	Financial Officer
(Principal Financial and Accounting Officer)

/s/ Douglas R. Conant	Director		November 14, 2013
Douglas R. Conant

/s/ Lon R. Greenberg	Director		November 14, 2013
Lon R. Greenberg

/s/ Richard W. Gochnauer	Director		November 14, 2013
Richard W. Gochnauer

/s/ Richard C. Gozon	Director and Chairman		November 14, 2013
Richard C. Gozon

/s/ Edward E. Hagenlocker	Director		November 14, 2013
Edward E. Hagenlocker

/s/ Jane E. Henney, M.D.	Director		November 14, 2013
Jane E. Henney, M.D.

Signature	Title	Date

/s/ Kathleen W. Hyle	Director	November 14, 2013
Kathleen W. Hyle

/s/ Michael J. Long	Director	November 14, 2013
Michael J. Long

/s/ Henry W. McGee	Director	November 14, 2013
Henry W. McGee

The Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plans) have duly caused these Post-Effective Amendments to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Commonwealth of Pennsylvania, on November 14, 2013.

AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan

PharMerica, Inc. 401(k) Profit Sharing Plan

AmeriSource Health Corporation 2001 Stock Option Plan

AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan

AmeriSource Health Corporation 1999 Stock Option Plan

AmeriSource Health Corporation 1999 Non-Employee Directors Stock Option Plan

AmeriSource Health Corporation 1996 Stock Option Plan

AmeriSource Health Corporation 1996 Non-Employee Directors Stock Option Plan

AmeriSource Health Corporation 1995 Stock Option Plan

Bergen Brunswig Corporation 1999 Management Stock Incentive Plan

Bergen Brunswig Corporation 1999 Non-Employee Directors Stock Plan

Amended and Restated 1989 Stock Incentive Plan of Bergen Brunswig Corporation and Subsidiary Companies

Pharmerica, Inc. Stock Options

By:	/s/ John G. Chou
Name: John G. Chou
Title: Authorized Representative